                                                                      EXHIBIT 21

                                  NOVELL, INC.

                         SUBSIDIARIES OF THE REGISTRANT

     As of October 28, 1995, the following companies were subsidiaries of Novell, Inc.:

                                                                        STATE OF INCORPORATION OR
                             WHOLLY OWNED                               COUNTRY IN WHICH ORGANIZED
----------------------------------------------------------------------  --------------------------
Fluent, Inc...........................................................     Delaware
Novell de Argentina S.A...............................................     Argentina
Novell Austria........................................................     Austria
Novell Belgium B.V.B.A................................................     Belgium
Novell do Brasil Software Ltda........................................     Brazil
Novell Canada, Ltd....................................................     Canada
Novell Columbia.......................................................     Columbia
Novell Czech Republic.................................................     Czech Republic
Novell Denmark A/S....................................................     Denmark
Novell Europe, Inc....................................................     Delaware
Novell European Support Center GmbH...................................     Germany
Novell Finland OY.....................................................     Finland
Novell GmbH...........................................................     Germany
Novell Hong Kong......................................................     Hong Kong
Novell Hungary KFT....................................................     Hungary
Novell International, Ltd.............................................     Barbados
Novell Ireland Software Limited.......................................     Ireland
Novell Israel.........................................................     Israel
Novell Italia S.R.L...................................................     Italy
Novell Korea Co., Ltd.................................................     Korea
Novell Latino America Norte, CA.......................................     Venezuela
Novell de Mexico, S.A.DE C.V..........................................     Mexico
Novell Netherland B.V.................................................     Netherlands
Novell Norway.........................................................     Norway
Novell Polska Sp.Zo.o.................................................     Poland
Novell Portugal Informatica LDA.......................................     Portugal
Novell Pty, Ltd.......................................................     Australia
Novell S.A.R.L........................................................     France
Novell Services Asia Pacific Pty Ltd..................................     Australia
Novell Singapore......................................................     Singapore
Novell Software Development Pvt., Ltd.................................     India
Novell South Africa Propietary Ltd....................................     South Africa
Novell Spain S.A......................................................     Spain
Novell Svenska A.B....................................................     Sweden
Novell Schweiz A.G....................................................     Switzerland
Novell U.K., Ltd......................................................     United Kingdom
Serius Corporation....................................................     Delaware

MAJORITY OWNED
----------------------------------------------------------------------
Novell Japan, Ltd.....................................................     Japan
Onward Novell Software Pvt., Ltd......................................     India

                                       21